                                     FORM OF

                           AMENDED AND RESTATED BYLAWS

                                       OF

                             ALAMOSA HOLDINGS, INC.

                            (A DELAWARE CORPORATION)

                              ______________, 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

ARTICLE ONE: OFFICES..........................................................1
       1.1        Registered Office and Agent.................................1
       1.2        Other Offices...............................................1

ARTICLE TWO: MEETINGS OF STOCKHOLDERS.........................................1
       2.1        Annual Meeting..............................................1
       2.2        Special Meeting.............................................1
       2.3        Notice......................................................1
       2.4        Conduct of Business.........................................2
       2.5        Voting List.................................................5
       2.6        Quorum......................................................5
       2.7        Required Vote; Withdrawal of Quorum.........................6
       2.8        Method of Voting; Proxies...................................6
       2.9        Record Date.................................................6
       2.10       Conduct of Meeting..........................................7
       2.11       Inspectors..................................................7
       2.12       Voting of Subsidiary Stock..................................7

ARTICLE THREE: DIRECTORS......................................................8
       3.1        Management..................................................8
       3.2        Number; Qualification; Election; Term.......................8
       3.3        Meetings of Directors.......................................8
       3.4        First Meeting...............................................8
       3.5        Election of Officers........................................8
       3.6        Regular Meetings............................................8
       3.7        Special Meetings............................................8
       3.8        Notice......................................................8
       3.9        Quorum; Majority Vote.......................................9
       3.10       Procedure...................................................9
       3.11       Presumption of Assent.......................................9
       3.12       Compensation................................................9

ARTICLE FOUR: COMMITTEES......................................................9
       4.1        Designation.................................................9
       4.2        Number; Qualification; Term.................................9
       4.3        Authority..................................................10
       4.4        Committee Changes..........................................10
       4.5        Alternate Members of Committees............................10
       4.6        Regular Meetings...........................................10
       4.7        Special Meetings...........................................10

       4.8        Quorum; Majority Vote......................................10
       4.9        Minutes....................................................10
       4.10       Compensation...............................................10
       4.11       Responsibility.............................................11

ARTICLE FIVE: NOTICE.........................................................11
       5.1        Notice.....................................................11
       5.2        Waiver.....................................................11

ARTICLE SIX: OFFICERS........................................................11
       6.1        Number; Titles; Term of Office.............................11
       6.2        Removal....................................................11
       6.3        Vacancies..................................................11
       6.4        Authority..................................................11
       6.5        Compensation...............................................11
       6.6        Chairman of the Board and Chief Executive Officer..........12
       6.7        President..................................................12
       6.8        Vice Presidents............................................12
       6.9        Treasurer..................................................12
       6.10       Assistant Treasurers.......................................12
       6.11       Secretary..................................................12
       6.12       Assistant Secretaries......................................13
       6.13       Vice Chairman of the Board.................................13
       6.14       Chief Technology Officer...................................13

ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS.................................13
       7.1        Certificates for Shares....................................13
       7.2        Replacement of Lost or Destroyed Certificates..............13
       7.3        Transfer of Shares.........................................14
       7.4        Registered Stockholders....................................14
       7.5        Regulations................................................14
       7.6        Legends....................................................14

ARTICLE EIGHT: MISCELLANEOUS PROVISIONS......................................14
       8.1        Dividends..................................................14
       8.2        Reserves...................................................14
       8.3        Books and Records..........................................14
       8.4        Fiscal Year................................................15
       8.5        Seal.......................................................15
       8.6        Resignations...............................................15
       8.7        Securities of Other Corporations...........................15
       8.8        Telephone Meetings.........................................15
       8.9        Action Without a Meeting...................................15
       8.10       Invalid Provisions.........................................15
       8.11       Mortgages, etc.............................................15

       8.12       Headings...................................................15
       8.13       References.................................................16
       8.14       Amendments.................................................16
       8.15       Ratification...............................................16
       8.16       Contracts..................................................16
       8.17       Facsimile Signatures.......................................16
       8.18       Reliance upon Books, Reports and Records...................16

                           AMENDED AND RESTATED BYLAWS
                                       OF
                             ALAMOSA HOLDINGS, INC.
                            (A DELAWARE CORPORATION)

                                    PREAMBLE

     These amended and restated bylaws (the "BYLAWS") are subject to, and governed by, the General Corporation Law of the State of Delaware (the "DELAWARE CORPORATION LAW") and the amended and restated certificate of incorporation ("CERTIFICATE OF INCORPORATION") of Alamosa Holdings, Inc., a Delaware corporation (the "CORPORATION"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware Corporation Law or the provisions of the Certificate of Incorporation, such provisions of the Delaware Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.

                              ARTICLE ONE: OFFICES


     1.1 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors of the Corporation (the "BOARD OF DIRECTORS") may from time to time determine or as the business of the Corporation may require.

                      ARTICLE TWO: MEETINGS OF STOCKHOLDERS

     2.1 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held at such place, on such date, and at such time as the Board of Directors shall each year designate, which date shall be within thirteen (13) months of the last annual meeting of stockholders or, if no such meeting has been held, the date of incorporation. At such meeting, the stockholders shall elect directors and transact such other business as may be properly brought before the meeting.

     2.2 Special Meeting. A special meeting of the stockholders may be called by the Chairman of the Board of Directors, by the President, or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board of Directors for adoption) and shall be held at such place, on such date, and at such time as prescribed in the notice of meeting.

     2.3 Notice. Notice of the place, if any, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware Corporation Law or the Certificate of Incorporation of the Corporation).

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Such notice shall also comply with relevant provisions contained in the Certificate of Incorporation filed on behalf of the Corporation.

     2.4 Conduct of Business. This Section 2.4 of this ARTICLE TWO ((Meetings of Stockholders -- Conduct of Business) shall be effective upon the consummation of the merger between a subsidiary of the Corporation and Alamosa PCS Holdings, Inc., pursuant to that certain Amended and Restated Agreement and Plan of Reorganization, entered into as of December 14, 2000, as it may be amended, by and among Alamosa PCS Holdings, Inc., Alamosa (Delaware), Inc., Alamosa Holdings, Inc., and Alamosa Sub I, Inc. (the "EFFECTIVE TIME").

     No business may be transacted at any meeting of stockholders, other than business that is either (x) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (y) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (z) otherwise properly brought before the meeting by any stockholder of the Corporation who is a stockholder of record on the date of such meeting, on the date of the giving of the notice provided for in this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business), and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the procedures set forth in this
Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of
Business).

     Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business).

     For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the Delaware Corporation Law, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business), the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business). To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary (the "ANNIVERSARY") of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and including any successor provisions thereto (the "EXCHANGE ACT"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "SOLICITATION NOTICE").

     Notwithstanding anything in the second sentence of the third paragraph of this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least fifty-five
(55) days prior to the Anniversary, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

     Only persons nominated in accordance with the procedures set forth in this
Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business) shall be eligible to serve as directors, and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business). The chair of the meeting shall have the power and the duty to determine whether a nominee or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nominee or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting only (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice required by the third paragraph of this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of (i) the ninetieth (90th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     For purposes of this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business), "PUBLIC ANNOUNCEMENT" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this
Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business). Nothing in this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     In addition, a person providing notice under Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business) shall supplementally and promptly provide such other information as the Corporation otherwise reasonably requests.

     A majority of the Board of Directors may reject any business proposed by a stockholder that is not timely made or otherwise not made in accordance with the terms of Section 2.4 of this ARTICLE TWO

(Meetings of Stockholders -- Conduct of Business). If a majority of the Board of Directors reasonably determines that the information provided in a stockholder's notice does not satisfy the informational requirements of Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business) in any material respect, then the Secretary of the Corporation shall promptly notify such stockholder of the deficiency in writing. The stockholder shall have one opportunity to cure the deficiency by providing additional information to the Secretary within such period of time as a majority of the Board of Directors shall reasonably determine, which period shall not exceed ten (10) days from the date such deficiency notice is given to the stockholder. If the deficiency is not cured within such period, or if a majority of the Board of Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this paragraph in any material respect, then a majority of the Board of Directors may reject such stockholder's proposed business. The Secretary of the Corporation shall notify a stockholder in writing whether his or her proposal of new business has been made in accordance with the time and information requirements of Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business).

     Once business has been properly brought before the meeting in accordance with this Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business), nothing herein shall be deemed to preclude discussion by any stockholder of any such business; provided further, however, that if the stockholder bringing such matter before the meeting withdraws such matter, such matter shall no longer be properly before the meeting.

     The chairman of a meeting of stockholders may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedure prescribed by Section 2.4 of this ARTICLE TWO (Meetings of Stockholders -- Conduct of Business) and if the chairman should so determine, he or she shall so declare to the meeting and such business shall not be transacted.

     Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted, and no person shall be nominated to serve as a director, at an annual or special meeting of stockholders, unless the requirements of the Certificate of Incorporation shall have been satisfied.

     2.5 Voting List. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the Corporation's stock ledger, either directly or through another officer appointed by him or her or through a transfer agent appointed by the Board of Directors, shall prepare a complete list of stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each stockholder and number of shares of capital stock registered in the name of each stockholder. For a period of ten (10) days prior to such meeting, such list shall be open to examination by any stockholder in the manner provided by law. The list of stockholders shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.

     2.6 Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, shall constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present, in person or by proxy, at any meeting of stockholders, the chairman of the meeting or the stockholders entitled to vote thereat who are present, in person or by proxy, may adjourn the meeting from time to time without notice other than announcement at the meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

     2.7 Required Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of at least a majority of the outstanding shares of capital stock entitled to vote thereat who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question; provided, however, that the vote of the holders of a plurality of the outstanding shares of capital stock entitled to vote in the election of directors who are present, in person or by proxy, shall be required to effect elections of directors. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.8 Method of Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation (including any certificate establishing a series of Preferred Stock) or by law, each outstanding share of capital stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Each proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. If no date is stated in a proxy, such proxy shall be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power or unless otherwise made irrevocable by law.

     2.9 Record Date. For the purpose of determining stockholders entitled (a) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (b) to receive payment of any dividend or other distribution or allotment of any rights, or (c) to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, for any such determination of stockholders, such date in any case to be not more than sixty (60) days and not less than ten (10) days prior to such meeting nor more than sixty (60) days prior to any other action. If no record date is fixed:

         (i) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (ii) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     2.10 Conduct of Meeting. The Chairman of the Board and Chief Executive Officer, if such office has been filled, and, if such office has not been filled or if the Chairman of the Board and Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of stockholders and act as the chairman of the meeting. The chairman of the meeting shall have the power to adjourn the meeting to another place, if any, date, and time. The chairman of the meeting shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The Secretary shall keep the records of each meeting of stockholders. In the absence or inability to act of any such officer, such officer's duties shall be performed by the officer given the authority to act for such absent or non-acting officer under these Bylaws or by resolution adopted by the Board of Directors, or if no officer has been given such authority, by some person appointed at the meeting.

     2.11 Inspectors. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count, and tabulate all votes, ballots, or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

     2.12 Voting of Subsidiary Stock. (a) The Corporation shall not vote any shares of common stock ("Subsidiary Common Stock"), par value $.01 per share, of Alamosa PCS Holdings, Inc., a Delaware corporation ("Subsidiary"), that are held of record by the Corporation in favor of any disposition by Subsidiary of any shares of common stock ("Alamosa (Delaware) Stock"), par value $.01 per share, of Alamosa (Delaware), Inc., a Delaware corporation ("Alamosa (Delaware)") that are held of record by Subsidiary without the affirmative vote of at least a majority of the votes entitled to be cast by the holders of all the outstanding voting stock of the Corporation.

     (b) On any matter on which the Corporation shall be entitled to vote any shares of Subsidiary Common Stock with respect to the voting by Subsidiary of its shares of Alamosa (Delaware) Stock, the Corporation shall vote such shares of Subsidiary Common Stock in proportion to the vote of, or as directed by the vote of, the stockholders of the Corporation.

     (c) So long as (1) the Corporation is the record holder of any shares of Subsidiary Common Stock, (2) Subsidiary is the record holder of any shares of Alamosa (Delaware) Stock and (3) no termination event of the type described in clause (x) or clause (y) below has occurred, this Section 2.12 may not be amended, modified or repealed by the Corporation without approval by a vote of the holders of voting stock of the Corporation. This Section 2.12 shall automatically terminate and be of no further force or effect at and after the earliest of (x) such time as all liability with respect to the 12-7/8% Senior Discount Notes due 2010 issued by Alamosa (Delaware) pursuant to the Indenture (the "INDENTURE"), dated as of February 8, 2000 (the "SENIOR NOTES") shall have been discharged in full in accordance with Article VIII of the Indenture,
(y) such time as all conditions to the "legal defeasance option" or the "covenant defeasance option" shall have been satisfied in accordance with
Article VIII of the Indenture, and (z) such time as termination of this
Section 2.12 shall have been approved by a vote of the holders of voting stock of the Corporation.

                            ARTICLE THREE: DIRECTORS

     3.1 Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     3.2 Number; Qualification; Election; Term. The Board of Directors shall be constituted as set forth in the Certificate of Incorporation.

     3.3 Meetings of Directors. The directors may hold their meetings and may have an office and keep the records of the Corporation, except as otherwise provided by law, in such place or places, if any, within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting or duly executed waiver of notice of such meeting.

     3.4 First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place, if any, as the annual meeting of stockholders, and no notice of such meeting shall be necessary.

     3.5 Election of Officers. At the first meeting of the Board of Directors after each annual meeting of stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

     3.6 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, if any, as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

     3.7 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board and Chief Executive Officer, or by two or more directors then in office.

     3.8 Notice. The Secretary shall give notice of each special meeting to each director at least twenty-four (24) hours before the meeting. Notice of any such meeting need not be given to any director who, either before or after the meeting, submits a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her. The purpose of any special meeting shall be specified in the notice or waiver of notice of such meeting.

     3.9 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the directors fixed in the manner provided in the Certificate of Incorporation shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there is less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. Unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors. At any time that the Certificate of Incorporation provides that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     3.10 Procedure. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board and Chief Executive Officer, if such office has been filled, and, if such office has not been filled or if the Chairman of the Board and Chief Executive Officer is absent or otherwise unable to act, the President shall preside at all meetings of the Board of Directors. In the absence or inability to act of such officers, a chairman shall be chosen by the Board of Directors from among the directors present. The Secretary of the Corporation shall act as the secretary of each meeting of the Board of Directors unless the Board of Directors appoints another person to act as secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings in any lawful form.

     3.11 Presumption of Assent. A director of the Corporation who is present at the meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.12 Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

                            ARTICLE FOUR: COMMITTEES

     4.1 Designation. The Board of Directors may designate one or more committees.

     4.2 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his or her term as director, (ii) his or her resignation as a committee member or as a director, or (iii) his or her removal as a committee member or as a director.

     4.3 Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by law, the Certificate of Incorporation, or these Bylaws.

     4.4 Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

     4.5 Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     4.6 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place, if any, as may be designated from time to time by the committee and communicated to all members thereof.

     4.7 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place, if any, of such special meeting, to be given to each committee member at least two (2) days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting.

     4.8 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of record of the proceedings of such committee. Such filing shall be in paper form if the minutes of record are maintained in paper form and shall be in electronic form if the minutes of record are in electronic form.

     4.9 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation.

     4.10 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.11 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

                              ARTICLE FIVE: NOTICE

     5.1 Notice. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware Corporation Law.

     5.2 Waiver. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting at the beginning of such meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                              ARTICLE SIX: OFFICERS

     6.1 Number; Titles; Term of Office. The officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, a President, a Secretary, and such other officers as the Board of Directors may from time to time elect or appoint, including one or more Vice Presidents (with each Vice President to have such descriptive title, if any, as the Board of Directors shall determine) and a Treasurer. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, until his or her death, or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

     6.2 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.3 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

     6.4 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     6.5 Compensation. The compensation, if any, of officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate the power to determine the compensation of any officer and agent (other than the officer to whom such power is delegated) to the Chairman of the Board and Chief Executive Officer or the President.

     6.6 Chairman of the Board and Chief Executive Officer. The Chairman of the Board and Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the supervision of the Board of Directors of the Corporation, shall have the general management and control of the Corporation and its subsidiaries (including the right to vote the voting securities of the subsidiaries of the Corporation on behalf of the Corporation), shall preside at all meetings of the stockholders and of the Board of Directors and may sign all certificates for shares of capital stock of the Corporation.

     6.7 President. The President shall be the chief operating officer of the Corporation and, subject to the supervision of the Chairman of the Board and Chief Executive Officer, he or she shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. In the absence or inability to act of the Chairman of the Board and Chief Executive Officer, the President shall exercise all of the powers and discharge all of the duties of the Chairman of the Board and Chief Executive Officer. As between the Corporation and third parties, any action taken by the President in the performance of the duties of the Chairman of the Board and Chief Executive Officer shall be conclusive evidence that the Chairman of the Board and Chief Executive Officer is absent or unable to act. The President may sign all certificates for shares of stock of the Corporation.

     6.8 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board and Chief Executive Officer, or the President, and (in order of their seniority as determined by the Board of Directors or, in the absence of such determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

     6.9 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board and Chief Executive Officer, or the President.

     6.10 Assistant Treasurers. Each Assistant Treasurer shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board and Chief Executive Officer, or the President. The Assistant Treasurers (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

     6.11 Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders in any lawful form, and he or she shall attend to the giving and service of all notices. He or she may sign with the Chairman of the Board and Chief Executive Officer or the President, in the name of the Corporation, all contracts of the Corporation and affix the seal, if any, of the Corporation thereto. He or she may sign with the Chairman of the Board and Chief Executive Officer or the President all certificates for shares of stock of the Corporation, and he or she shall have charge of the certificate books, transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He or she shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board and Chief Executive Officer, and the President.

     6.12 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him or her by the Board of Directors, the Chairman of the Board and Chief Executive Officer, or the President. The Assistant Secretaries (in the order of their seniority as determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

     6.13 Vice Chairman of the Board. The Vice Chairman of the Board, if one shall be appointed, shall have such powers and duties as may be provided herein or assigned to him or her by the Board of Directors or the Chairman of the Board and Chief Executive Officer.

     6.14 Chief Technology Officer. The Chief Technology Officer shall be the Chief Technology Officer of the Corporation and, subject to the supervision of the Chairman of the Board and Chief Executive Officer ("CEO"), and whoever the CEO may designate, shall have general executive charge, management and control of the technical properties and technical operations of the Corporation in the ordinary course of its business, with all such powers with respect to such technical properties and technical operations as may be reasonably incident to such responsibilities. The Chief Technology Officer shall report to the Chairman of the Board and Chief Executive Officer and whoever the CEO may designate, shall be under the control and supervision of the Chairman of the Board and Chief Executive Officer and whoever the CEO may designate.

                  ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS

     7.1 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board and Chief Executive Officer or the President or a Vice President and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and the number of shares.

     7.2 Replacement of Lost or Destroyed Certificates. The Corporation may direct a new certificate or certificates to be issued in place of a certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

     7.3 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     7.4 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.5 Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

     7.6 Legends. The Board of Directors shall have the power and authority to provide that certificates representing shares of stock bear such legends as the Board of Directors deems appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                     ARTICLE EIGHT: MISCELLANEOUS PROVISIONS

     8.1 Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

     8.2 Reserves. There may be created by the Board of Directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     8.3 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any records maintained by the Corporation may be kept in any lawful form in accordance with
Section 224 of the Delaware Corporation Law.

     8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; provided, that if such fiscal year is not fixed by the Board of Directors and the selection of the fiscal year is not expressly deferred by the Board of Directors, the fiscal year shall be the calendar year.

     8.5 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

     8.6 Resignations. Any director, committee member, or officer may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors, the Chairman of the Board and Chief Executive Officer, the President, or the Secretary. Such resignation shall take effect at the time specified therein or, if no time is specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.7 Securities of Other Corporations. The Chairman of the Board and Chief Executive Officer or the President shall have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

     8.8 Telephone Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     8.9 Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes of record are maintained in paper form and shall be in electronic form if the minutes of record are maintained in electronic form.

     As of the Effective Time, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

     8.10 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

     8.11 Mortgages, etc. With respect to any deed, deed of trust, mortgage, or other instrument executed by the Corporation through its duly authorized officer or officers, the attestation to such execution by the Secretary of the Corporation shall not be necessary to constitute such deed, deed of trust, mortgage, or other instrument a valid and binding obligation against the Corporation unless the resolutions, if any, of the Board of Directors authorizing such execution expressly state that such attestation is necessary.

     8.12 Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

     8.13 References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

     8.14 Amendments. The Board of Directors may, upon the affirmative vote of at least two-thirds of the Directors then serving, make, adopt, alter, amend, and repeal from time to time these Bylaws and make from time to time new Bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws); provided, however, that the stockholders of the Corporation may adopt, alter, amend, or repeal Bylaws made by the Board of Directors or make new Bylaws solely upon the affirmative vote of the holders of at least eighty (80) percent of the outstanding shares of capital stock then entitled to vote thereon.

     8.15 Ratification. Any transaction questioned in any lawsuit on the grounds of, among other things, lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

     8.16 Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined in specific instances.

     8.17 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

     8.18 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                             SIGNATURE PAGE FOLLOWS.

     The undersigned Secretary of the Corporation hereby certifies that the foregoing Bylaws were adopted by consent of the directors of the Corporation as of ______________, 2001.




                                 ---------------------------------------------
                                 KENDALL W. COWAN, CHIEF FINANCIAL OFFICER AND SECRETARY